UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 24, 2025

Commission File Number	Exact Name of Registrant as Specified in Charter; State of Incorporation; Address and Telephone Number	IRS Employer Identification Number
1-14756	Ameren Corporation (Missouri Corporation) 1901 Chouteau Avenue St. Louis, Missouri 63103 (314) 621-3222	43-1723446
1-2967	Union Electric Company (Missouri Corporation) 1901 Chouteau Avenue St. Louis, Missouri 63103 (314) 621-3222	43-0559760

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	AEE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company
Ameren Corporation	☐
Union Electric Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Ameren Corporation	☐
Union Electric Company	☐

ITEM 8.01	Other Events.

Reference is made to Note 2 – Rate and Regulatory Matters to the financial statements under Part I, Item 1. Financial Statements and to Overview and Outlook under Part I, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations, each in the Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, of registrants Ameren Corporation and Union Electric Company, doing business as Ameren Missouri (“Ameren Missouri”), for a discussion of Ameren Missouri’s request to modify its existing large primary service tariff (the “Large Load Customer Rate Plan”), which was filed with the Missouri Public Service Commission (the “MoPSC”) in May 2025 and updated in November 2025.

On November 24, 2025, the MoPSC issued an order (the “Large Load Order”) approving an amended non-unanimous global stipulation and agreement among Ameren Missouri, the staff of the MoPSC, and all other intervenors in the Large Load Customer Rate Plan proceeding, other than the Missouri Office of Public Counsel, which did not object.

The Large Load Order applies to electric service provided to (i) new facilities with a monthly load demand expected to be 75 megawatts or more, and (ii) existing customers that have a monthly load demand that is expected to expand by 75 megawatts or more. Such customers will be required to enter into an electric service agreement (“ESA”) that specifies certain provisions of their electric service. The ESAs will have a minimum service term of 12 years plus a ramp period of up to five years to reach peak demand. Under the ESAs, customers must pay demand charges on a minimum of 80% of contracted capacity and provide written notice of service termination at least 24 months in advance. Termination of an ESA during the ramp period will result in an exit fee equivalent to the customer’s minimum monthly bill multiplied by the number of months in the remaining term of the ramp period plus 60 months. Termination of an ESA after the ramp period will result in an exit fee equivalent to the customer’s minimum monthly bill multiplied by the lesser of (i) 60 months or (ii) the number of months remaining in the applicable ESA term. An additional fee will apply if a customer seeks termination with less than 24 months’ notice. The Large Load Order further provides for certain customer credit and collateral requirements, including a base collateral requirement equivalent to two years of minimum monthly bills, subject to an exemption of up to 60% of such collateral requirement for customers that meet certain credit rating thresholds.

The Large Load Order also includes an earnings sharing mechanism that is expected to apply if Ameren Missouri’s earned return on equity (“ROE”) for the calendar year exceeds the midpoint of the MoPSC staff’s recommended ROE range in Ameren Missouri’s 2024 electric service regulatory rate review (9.74%), as subsequently adjusted by MoPSC orders in future Ameren Missouri electric service regulatory rate reviews. In that event, 65% of the exceedance will be deferred to a regulatory liability to be returned to retail electric customers in a future rate review. In addition, if large-load customer revenues from energy-based charges are reduced in a calendar year due to a force majeure event, as determined by the MoPSC, Ameren Missouri may defer a portion of the reduced revenues to a regulatory asset to be included in Ameren Missouri’s revenue requirement in the next succeeding rate case.

This combined Form 8-K is being filed separately by Ameren Corporation and Union Electric Company. Information contained herein relating to any individual registrant has been filed by such registrant on its own behalf. No registrant makes any representation as to information relating to any other registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized. The signature for each undersigned company shall be deemed to relate only to matters having reference to such company or its subsidiaries.

AMEREN CORPORATION
(Registrant)

By:	/s/ Michael L. Moehn
Name:	Michael L. Moehn
Title:	Senior Executive Vice President and Chief Financial Officer

UNION ELECTRIC COMPANY
(Registrant)

By:	/s/ Michael L. Moehn
Name:	Michael L. Moehn
Title:	Interim Chairman and President, Senior Executive Vice President and Chief Financial Officer

Date: November 24, 2025

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